EXHIBIT 99.1


                       RYMER FOODS ANNOUNCES SIGNING OF
            DEFINITIVE MERGER AGREEMENT WITH FLP HOLDINGS III LLC

      CHICAGO, IL, April 10, 2001. The Board of Directors of Rymer Foods, Inc. (OTCBB-RFDS.OB) announced today that it has entered into a definitive merger agreement with FLP Holdings III LLC. Under the terms of the merger agreement, RFI Acquisition, Inc., a wholly-owned subsidiary of FLP Holdings, will be merged with and into Rymer Foods and the stockholders of Rymer Foods will receive cash in the amount of $0.525 for each share of common stock, but the per-share cash consideration will be reduced if and to the extent that the expenses of Rymer Foods in connection with the transaction exceed $100,000. The merger is subject to approval by Rymer Foods' shareholders and various other customary closing conditions, including completion of due diligence and financing. Rymer Foods expects to complete the transaction during the second quarter of 2001. Paul Conti, the Chairman and Chief Executive Officer of Rymer Foods, said

      We are very excited about this merger as it is of major strategic importance to us. Teaming up with Forest Lake will provide us with the means to accelerate our growth strategy by providing value-added products and prepared meal solutions to both the food service and the retail markets.

      The core competencies and resources that Forest Lake brings to the company will significantly enhance our customer service capabilities and market presence. We, jointly with Forest Lake, are committed to building an exceptional management team and to demonstrating industry leadership and operational excellence.

      We believe that our business model of innovation, speed, and flexibility will set a new industry standard while increasing value to all our shareholders, customers and suppliers.

      FLP Holdings has received voting agreements from shareholders of Rymer owning approximately 17.37% of the outstanding Rymer common stock obligating these shareholders to vote in favor of the merger. In the merger agreement, Rymer Foods has agreed to pay a breakup-fee reimburse FLP Holdings for expenses incurred in connection with the transaction if Rymer Foods completes a transaction with a party other than FLP Holdings, if FLP Holdings does not obtain a specified percentage of Rymer Foods' voting power, or in certain other circumstances. The merger agreement will be filed as an exhibit to a Current Report on Form 8-K filed by Rymer Foods with the Securities and Exchange Commission on April 12, 2001.

      Rymer Foods is the holding company for its direct, wholly-owned subsidiary, Rymer Meat Inc. Through this subsidiary, Rymer Foods is engaged in the development and production of frozen, pre-seasoned, portion-controlled meat entrees for restaurants, food distributors, food processors and retail customers.

      FLP Holdings is a subsidiary of Forest Lake Partners, LLC, Oak Brook, Illinois, a strategic investment and operations management firm that acquires middle market manufacturing and distribution companies. Forest Lake Partners places a strong emphasis on the growth, profitability and development of acquired companies by providing strategic oversight along with the operations and capital needed to implement value-creation strategies and support management for innovation and growth.

      Certain statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. None of the parties to this merger transaction undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


 Paul Conti, Chairman of the Board/Chief Executive Officer
 Rymer Foods, Inc.
 (773) 927-9700

 Bob Pachmayer, Managing Member
 Forest Lake Partners, LLC
 (630) 684-9100